Exhibit 10.73

THIRD AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT, LIMITED CONSENT AND LIMITED WAIVER

This THIRD AMENDMENT TO NOTE AND WARRANT AGREEMENT, LIMITED CONSENT AND LIMITED WAIVER (this “Amendment”), dated as of June 30, 2015, is made by and between TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (“Parent”), TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation (“TCC”), TWINLAB HOLDINGS, INC., a Michigan corporation (“Twinlab Holdings”), ISI BRANDS INC., a Michigan corporation (“ISI Brands”), and TWINLAB CORPORATION, a Delaware corporation (“Twinlab Corporation”), NUTRASCIENCE LABS, INC., a Delaware corporation, NUTRASCIENCE LABS IP CORPORATION., a Delaware corporation (each of the foregoing Persons being referred to herein individually as a “Company” and collectively as the “Companies”), and JL-BBNC MEZZ UTAH, LLC, a Alaska limited liability (the “Purchaser”).

WHEREAS, the Companies and the Purchaser are parties to a Note and Warrant Purchase Agreement dated as of January 22, 2015, as amended by that certain First Amendment to Note and Warrant Purchase Agreement and Consent dated as of February 4, 2015, that certain Second Amendment to Note and Warrant Purchase Agreement and Consent dated as of April 30, 2015 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”); and

WHEREAS, the Companies have requested that the Purchaser convert the aggregate amount of interest payable on the Notes for the period beginning on May 1, 2015 and ending on October 31, 2015 (it being understood and agreed that the aggregate amount of interest payable for such period is $306,667) into Equity Interests in Parent at the price of $0.76 per share of common stock pursuant to that certain Stock Purchase Agreement, dated as of the date hereof, among Purchaser and Parent (the “Share Purchase Agreement”) (the “Interest Conversion”);

WHEREAS, (a) the Companies have requested that the Purchaser (i) consent to the Interest Conversion and (ii) waive certain defaults and provisions of the Note Purchase Agreement, and (b) the Purchaser has agreed to do so subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained in this Amendment, and subject to the terms and conditions set forth herein, each party hereto hereby agrees as follows:

1.          Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Note Purchase Agreement.

2.          Limited Consent for the Interest Conversion. At the request of and as an accommodation to the Companies and subject to the strict compliance with the terms, conditions and requirements set forth herein (including, without limitation, satisfaction of each of the conditions set forth in Section 8 below), the Purchaser hereby consents to the Interest Conversion. The limited consent set forth in this Section 2 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Note Purchase Agreement or of any other Transaction Document; (b) prejudice any right that the Purchaser have or may have in the future under or in connection with the Note Purchase Agreement or any other Transaction Document; (c) waive any Event of Default that exists as of the date hereof; or (d) establish a custom or course of dealing among any of the Companies, on the one hand, or the Purchaser on the other hand.

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3.          Limited Consent for new Essex Lease. At the request of and as an accommodation to the Companies and subject to the strict compliance with the terms, conditions and requirements set forth herein (including, without limitation, satisfaction of each of the conditions set forth in Section 8 below), the Purchaser hereby consents to (i) a sale/leaseback and refinancing transaction with Essex Capital Corporation in the principal rental amount of $2,750,000 consisting of the sale/leaseback of existing Twinlab Corporation equipment described on Exhibit K (the “First 2015 Essex Lease”) and (ii) a sale/leaseback and refinancing transaction with Essex Capital Corporation in the principal rental amount of $150,000 consisting of the sale/leaseback of existing Twinlab Corporation equipment described on Exhibit L (the “Second 2015 Essex Lease” and together, collectively, the “2015 Essex Leases”). Consent for the 2015 Essex Leases includes consent for Twinlab Corporation to sell the equipment described on Exhibit K and Exhibit L to Essex Capital Corporation, and the Purchaser shall execute such lien releases and file such financing amendments to evidence lien releases of the equipment described on Exhibit K and Exhibit L as reasonably requested by Twinlab Corporation or Essex Capital Corporation. The limited consent set forth in this Section 3 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Note Purchase Agreement or of any other Transaction Document; (b) prejudice any right that the Purchaser has or may have in the future under or in connection with the Note Purchase Agreement or any other Transaction Document; (c) waive any Event of Default that exists as of the date hereof; or (d) establish a custom or course of dealing among any of the Companies, on the one hand, or the Purchaser on the other hand.

4.          Limited Waiver to Note Purchase Agreement. At the request of and as an accommodation to the Companies and subject to the strict compliance with the terms, conditions and requirements set forth herein (including, without limitation, satisfaction of each of the conditions set forth in Section 8 below), the Purchaser hereby agrees to waive (i) the Event of Default under Section 11.1(c) of the Note Purchase Agreement due to the Companies’ failure to comply with the financial covenants set forth in Section 5.12 of the Note Purchase Agreement for the measurement period ending March 31, 2015 (the “Specified Event of Default”) and (ii) the Companies’ compliance with the financial covenants set forth in Section 5.12 of the Note Purchase Agreement for the measurement period ending June 30, 2015. The limited waiver set forth in this Section 4 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Note Purchase Agreement or of any other Transaction Document; (b) prejudice any right that the Purchaser have or may have in the future under or in connection with the Note Purchase Agreement or any other Transaction Document; (c) waive any Event of Default (other than the Specified Event of Default) that exists as of the date hereof; or (d) establish a custom or course of dealing among any of the Companies, on the one hand, or the Purchaser on the other hand.

5.          Amendments to Note Purchase Agreement. Subject to the satisfaction of the conditions precedent set forth herein and in reliance on the representations, warranties and covenants of the Companies set forth herein and in the Note Purchase Agreement, each party hereto hereby agrees that the Note Purchase Agreement be and hereby is, amended as follows:

5.1.           Amendment and Restatement of Existing Defined Terms. Section 1 of the Note Purchase Agreement is hereby amended by amending and restating each of the following defined terms as follows:

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“Essex Debt” means Indebtedness pursuant to (i) that certain Commercial Lease Agreement, dated as of November 13, 2013, between Twinlab Corporation and Essex Capital Corporation, (ii) that certain Commercial Lease Agreement, dated as of August 21, 2014 (which Commercial Lease Agreement refreshes and supersedes a Commercial Lease Agreement dated March 19, 2013), between Twinlab Corporation and Essex Capital Corporation, and (iii) a new sale/leaseback and refinancing agreement to be entered into between Twinlab Consolidation Corporation and Essex Capital Corporation, in the form previously provided to and approved by the Purchaser and for which Essex Capital Corporation has agreed to be subject to an Agreement Regarding Equipment and Lease in form and substance satisfactory to the Purchaser in its sole discretion; the rental installments of all such lease agreements identified in subclauses (i) through (iii) together is not to exceed an aggregate principal rental amount of $5,800,000.

“Nutricap Seller First Note” means the Amended and Restated Unsecured Promissory Note dated June 30, 2015 in the form previously approved by the Purchaser in the principal amount of $2,750,000 issued by Subco I to Nutricap Labs, LLC, a New York limited liability company, in connection with the Target 2 Acquisition, the principal and interest repayment of which shall have a maturity of January 1, 2016 and bear interest at 8.5% per annum, an executed copy of which has been provided to the Purchaser.

5.2.          Amendment to Section 5.12(a). Section 5.12(a) of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

“(a)          Minimum Adjusted EBITDA. Commencing with the month ending July 31, 2015 and until such time as all Obligations are paid, satisfied and discharged in full, the Borrowers shall not, as of the end of any measurement period set forth below, permit the Adjusted EBITDA for such measurement period to be less than the amount set forth in the table below opposite such measurement period.

Measurement Period	Minimum Adjusted EBITDA
July 1, 2015 to July 31, 2015	$-700,000
August 1, 2015 to August 31, 2015	$-700,000

6.          Representations and Warranties; No Default. Each Company hereby represents and warrants that:

6.1.          The execution, delivery and performance by such Company of this Amendment (a) are within such Company’s corporate or similar powers and, at the time of execution hereof and have been duly authorized by all necessary corporate and similar action; (b) does not and will not result, in any breach or default under any other document, instrument or agreement to which a Company or any of its Subsidiaries is a party or to which a Company or any of its Subsidiaries, the Premises, the Collateral or any of the property of a Company or any of its Subsidiaries is subject or bound, except for such breaches or defaults which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect and (c) will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

6.2.          This Amendment has been duly executed and delivered for the benefit of or on behalf of each Company and constitutes a legal, valid and binding obligation of each Company, enforceable against such Company in accordance with its terms except (a) as the same may be limited by bankruptcy, insolvency, reorganization moratorium or similar laws now or hereafter in effect relating to creditors rights generally and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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6.3.          Both before and after giving effect to this Amendment on the date hereof (a) except as set forth on Schedule A attached hereto, the representations and warranties of the Companies contained in Section 4.1 of the Note Purchase Agreement and the other Transaction Documents are true, correct and complete on and as of the date hereof as if made on such date (and to the extent any representations and warranties shall relate to the Effective Date or another earlier date, such representation and warranties shall be deemed to be amended to relate to the date hereof), and (b) except as set forth on Schedule B attached hereto, no Default or Event of Default (other than the Specified Event of Default) has occurred and is continuing.

7.           Ratification and Confirmation. The Companies hereby ratify and confirm all of the terms and provisions of the Note Purchase Agreement and the other Transaction Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect, except as, and to the extent expressly set forth herein.

8.          Condition to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

8.1.        The Purchaser shall have received (i) a fully executed copy of this Amendment, (ii) a fully executed copy of the Share Purchase Agreement in the form attached hereto as Exhibit A and (iii) the fully executed Warrant No. W-4 in the form attached hereto as Exhibit B.

8.2.        The Purchaser shall have received (i) fully executed amendments to the documents evidencing the Permitted Senior Debt in the form attached hereto as Exhibit C and (ii) evidence reasonably satisfactory to the Purchaser that there will be no reduction in the facility size or the availability formula under the Permitted Senior Debt.

8.3.        The Purchaser shall have received (i) a fully executed amendment to the Subordinated Loan Agreement in the form attached hereto as Exhibit D, (ii) a fully executed copy of the Share Purchase Agreement, dated as of the date hereof, among Parent and Subordinated Lender in the form attached hereto as Exhibit E and (iii) a fully executed copy of the Warrant, dated as of the date hereof, issued by Parent to Subordinated Lender in the form attached hereto as Exhibit F.

8.4.        The Purchaser shall have received (i) evidence reasonably satisfactory to the Purchaser that the David L. Van Andel Trust, under Trust Agreement dated November 30, 1993 (the “David L. Van Andel Trust”) has invested at least $2,500,000 in cash in the Equity Interests of Parent, (ii) a fully executed copy of the Share Purchase Agreement, dated as of the date hereof, among Parent and David L. Van Andel Trust in the form attached hereto as Exhibit G, (iii) evidence that David L. Van Andel Trust surrendered to Parent that certain Warrant No. 1, dated as of September 5, 2014, issued by TCC to David L. Van Andel and assumed by Parent on September 16, 2014, and such warrant has been cancelled and (iv) fully executed copies of the Warrants, dated as of the date hereof, issued by Parent to David L. Van Andel Trust in the forms attached hereto as Exhibit H.

8.5.        The Purchaser shall have received (i) a fully executed copy of the Share Purchase Agreement, dated as of the date hereof, among Parent and Little Harbor, LLC in the form attached hereto as Exhibit I and (ii) a fully executed copy of the Warrant, dated as of the date hereof, issued by Parent to Little Harbor, LLC, in the form attached hereto as Exhibit J.

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8.6.          The Purchaser shall have received from the Companies executed copies of all documents and agreements relating to the 2015 Essex Leases and the Nutricap Seller First Note, including, but not limited to, the Payment Guaranty of Essex Capital Corporation and Ralph T. Iannelli of the Nutricap Seller First Note and each Bill of Sale with respect to the 2015 Essex Leases, duly executed by an authorized officer of each of the parties thereto.

8.7.          The Companies shall have delivered to the Purchaser a fully executed copy of the Amendment No. 1 to Standstill Agreement, duly executed by an authorized officer of each of the parties thereto, including but not limited to NUTRICAP LABS, LLC, as junior lender, and such amendment shall be satisfactory in form and substance to the Purchaser.

8.8.          The Companies shall have delivered to the Purchaser a fully executed Agreement Regarding Equipment and Lease with respect to the 2015 Essex Leases, and such agreement shall be satisfactory in form and substance to the Purchaser.

8.9.          All representations and warranties of the Companies contained herein shall be true and correct in all material respects as of the date hereof (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof).

8.10.         The Purchaser shall have received all fees and other amounts due and payable to the Purchaser and its counsel in connection with this Amendment, and to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Companies under the Note Purchase Agreement.

9.              Use of Proceeds. The Companies hereby agree that the proceeds of the Interest Conversion and the other transactions contemplated by this Amendment shall be used solely to purchase new raw materials for use in the production of the Companies’ higher margin products.

10.             Miscellaneous.

10.1.          Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Note Purchase Agreement, the Security Agreement or the other Transaction Documents, all of which remain in full force and effect as of the date hereof and are hereby ratified and confirmed. Each Company hereby acknowledges and agrees that nothing contained herein shall be deemed to entitle any Company to consent to, or a waiver, amendment or modification of, any of the terms, conditions, obligations, covenants or agreements contained in the Transaction Documents in similar or different circumstances. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Note Purchase Agreement.

10.2.          This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart of this Amendment.

10.3.          This Amendment shall be governed by the laws of the State of New York without giving effect to any conflict of law principles and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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10.4.          The Companies agree to pay all reasonable expenses, including legal fees and disbursements, incurred by Purchaser in connection with this Amendment and the transactions contemplated hereby.

10.5.          This Amendment shall be deemed a Transaction Document for all purposes of the Note Purchase Agreement and the other Transaction Documents. On and after the date hereof, each reference in the Note Purchase Agreement and the other Transaction Documents to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement, as modified by this Amendment.

10.6.          Each Company, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge each Indemnified Party of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnified Parties (or any of them) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Amendment or any other Transaction Document, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between the Purchaser and any Company, or (d) any other actions or inactions by the Purchaser, all on or prior to the date hereof. Each Company acknowledges that the foregoing release is a material inducement to the Purchaser’s decision to enter into this Amendment and to agree to the modifications contemplated hereunder.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

COMPANIES

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB CONSOLIDATION CORPORATION

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB CORPORATION

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

ISI BRANDS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

[Signature Page – Third Amendment to Note and Warrant Purchase Agreement, Limited Consent and Limited Waiver]

NUTRASCIENCE LABS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

NUTRASCIENCE LABS IP CORPORATION

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

[Signature Page – Third Amendment to Note and Warrant Purchase Agreement, Limited Consent and Limited Waiver]

PURCHASER:

JL-BBNC MEZZ UTAH, LLC

By:	/s/ Jonathan B. Rubini
Name:	Jonathan B. Rubini
Title:	Managing Member